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                                                                    EXHIBIT 23.3

                        CONSENT OF KPMG PEAT MARWICK LLP


         We consent to the incorporation by reference in the Registration Statement on Form S-3 of Suiza Foods Corporation of our report on the consolidated financial statements of Continental Can Company, Inc., dated March 5, 1998 appearing in the Annual Report on Form 10-K of Continental Can Company, Inc. for the year ended December 31, 1997; and to the reference to our firm under the heading "Experts" in this Prospectus, which is part of such Registration Statement.



                                                     /s/ KPMG PEAT MARWICK LLP

                                                         KPMG PEAT MARWICK LLP

Melville, New York
December 22, 1998